Exhibit 4.2

EXECUTION VERSION

AGCO CORPORATION,
as Issuer,

THE GUARANTORS PARTY HERETO,
as Guarantors

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 21, 2024

5.450% SENIOR NOTES DUE 2027

5.800% SENIOR NOTES DUE 2034

TABLE OF CONTENTS

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TABLE OF CONTENTS

(continued)

PAGE

ARTICLE 8 Miscellaneous Provisions		27

SECTION 8.01.	Recitals by Company	27
SECTION 8.02.	Ratification and Incorporation of Original Indenture	27
SECTION 8.03.	Executed in Counterparts	28
SECTION 8.04.	Governing Law; Jurisdiction	28

EXHIBIT A Form of 2027 Notes

EXHIBIT B Form of 2034 Notes

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THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is made as of the 21st day of March, 2024, by and between AGCO Corporation, a Delaware corporation, as issuer (the “Issuer”), each of the Guarantors (as defined herein), and HSBC Bank USA, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore entered into a Senior Note Indenture, dated as of March 21, 2024 (the “Original Indenture”);

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of unsecured senior debentures, notes or other evidence of indebtedness of the Issuer may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Issuer and the Trustee;

WHEREAS, under the Original Indenture, any new series of Senior Notes may be guaranteed by one or more Persons and the terms and conditions upon which such Senior Notes shall be guaranteed may be described by a supplemental indenture executed by the Issuer, any such guarantors and the Trustee;

WHEREAS, the Issuer proposes to create under the Indenture two new series of unsecured senior notes, and each of the Guarantors proposes to guarantee each of such series of unsecured senior notes as described herein;

WHEREAS, the Issuer and each of the Guarantors have requested the Trustee pursuant to Section 9.01 of the Original Indenture to join with the Issuer and the Guarantors in the execution and delivery of this First Supplemental Indenture in order to supplement the Original Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Notes and the Guarantees (each as defined herein); and

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Issuer and the Guarantors have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Relation to Indenture.

With respect to the Notes, this First Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.      Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“2027 Notes” has the meaning set forth in Section 2.01 hereof.

“2034 Notes” has the meaning set forth in Section 3.01 hereof.

“2027 Notes Par Call Date” has the meaning set forth in Section 2.05 hereof.

“2034 Notes Par Call Date” has the meaning set forth in Section 3.05 hereof.

“Acquisition” means the Issuer’s acquisition of a membership interests in Trimble Solutions, LLC pursuant to the Sale and Contribution Agreement resulting in the Issuer owning 85% of the outstanding membership interests of Trimble Solutions, LLC.

“Additional 2027 Notes” has the meaning set forth in Section 2.01.

“Additional 2034 Notes” has the meaning set forth in Section 3.01.

“Attributable Debt” means the present value (discounted at the weighted average interest rate borne by the Notes outstanding at the time of such Sale and Leaseback Transaction compounded semi-annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

“Change of Control” means the occurrence of any one of the following:

(a)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”)) other than to the Issuer or one of its subsidiaries;

(b)            the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Issuer, measured by voting power rather than number of shares;

(c)            the Issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Issuer outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(d)            the first day on which the majority of the members of the board of directors of the Issuer cease to be Continuing Directors; or

(e)            the adoption by the shareholders of the Issuer of a plan relating to the liquidation or dissolution of the Issuer.

“Change of Control Offer” has the meaning set forth in Section (a) hereof.

“Change of Control Payment” has the meaning set forth in Section (a) hereof.

“Change of Control Payment Date” has the meaning set forth in Section 5.03(ii) hereof.

“Change of Control Triggering Event” means, with respect to either series of the Notes, such Notes cease to be rated Investment Grade by at least two of the three Rating Agencies, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement of the transaction that constitutes or may constitute any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for a series of the Notes at the commencement of any Trigger Period, the Notes of such series will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated Net Tangible Assets” means the Issuer’s and its Restricted Subsidiaries’ total assets (including, without limitation, any net investments in subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (except for indebtedness payable by its terms more than one year from the date of incurrence thereof or renewable or extendible at the option of the obligor for a period ending more than one year after such date of incurrence) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Issuer and its Restricted Subsidiaries as of the end of the fiscal year preceding the date of determination in accordance with GAAP; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)            was a member of such board of directors of the Issuer on the Original Issuance Date; or

(2)            was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (or such lesser number comprising a majority of a nominating committee if authority for such nomination, election or appointment has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed).

“Dutch Guarantor” means AGCO International Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, with corporate seat in Grubbenvorst and registered with the Dutch Chamber of Commerce under number 12067080.

“Fitch” means Fitch Inc., and its successors.

“GAAP” means U.S. generally accepted accounting principles as are set forth in the statements and pronouncements of the Financial Accounting Standards Board and in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in such other statements by such other Person as have been approved by a significant segment of the accounting profession or which have other substantial authoritative support in the United States and are applicable in the circumstances, in each case, as applied on a consistent basis, which are in effect as of the Original Issuance Date of the Notes; provided, however, any lease, whether now existing or hereafter entered into, that would have been treated as an operating lease under GAAP as in effect on October 6, 2021, will be treated as an operating lease for all purposes of this First Supplemental Indenture.

“Guarantor” means each of AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp. and The GSI Group, LLC.

“Guarantee” means the guarantee by each Guarantor of the due and punctual payment of the principal of, premium, if any, and interest on each series of the Notes, and all other amounts payable under the Indenture with respect to each series of the Notes when and as they become due and payable, as provided in this First Supplemental Indenture.

“Guaranteed Obligations” has the meaning set forth in Section (a) hereof.

“Hedging Obligations” of any person means the obligations of such person pursuant to any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates, any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values, any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices or any derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

“Initial 2027 Notes” has the meaning set forth in Section 2.01 hereof.

“Initial 2034 Notes” has the meaning set forth in Section 3.01 hereof.

“Interest Payment Dates” means (i) with respect to the 2027 Notes, March 21 and September 21 of each year, commencing September 21, 2024, and (ii) with respect to the 2034 Notes, March 21and September 21 of each year, commencing September 21, 2024.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent Investment Grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer under the circumstances permitting it to select a replacement Rating Agency and in the manner for selecting a replacement Rating Agency, in each case as set forth in the definition of “Rating Agency.”

“Lien” or “Liens” means any mortgage, pledge, lien, security interest or other encumbrances, including any lease treated as a capital lease under GAAP, upon any Principal Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Notes” means the 2027 Notes and the 2034 Notes.

“Original Issuance Date” means March 21, 2024.

“Par Call Date” means the 2027 Notes Par Call Date or the 2034 Notes Par Call Date, as applicable.

“Principal Property” means any single manufacturing or processing plant, office building or warehouse owned or leased by the Issuer or any of its Subsidiaries other than a plant, warehouse, office building, or portion thereof which, (i) has a gross book value of less than 2% of Consolidated Net Tangible Assets or (ii) in the opinion of the Issuer’s board of directors, is not of material importance to the business conducted by the Issuer and its Subsidiaries as an entirety.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors, the Issuer may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided that the Issuer shall give written notice of such appointment to the Trustee.

“Regular Record Date” means (i) with respect to the 2027 Notes, March 6 and September 6 (whether or not a Business Day), as the case may be, immediately preceding each Interest Payment Date, and (ii) with respect to the 2034 Notes, March 6 and September 6 (whether or not a Business Day), as the case may be, immediately preceding each Interest Payment Date.

“Related Proceeding” has the meaning set forth in Section 8.04 hereof.

“Restricted Subsidiary” means a Subsidiary of the Issuer which owns or is a lessee of a Principal Property.

“Sale and Contribution Agreement” means the Sale and Contribution Agreement, dated as of September 28, 2023, by and among the Issuer, Trimble Solutions, LLC and Trimble Inc.

“Sale and Leaseback Transaction” has the meaning set forth in Section 5.02 hereof.

“Sanctions” means any sanctions imposed or administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of the State, the United Nations Security Council, the European Union, Switzerland, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Secured Debt” has the meaning set forth in Section 5.01 hereof.

“Signature Law” has the meaning set forth in Section 8.03 hereof.

“Significant Subsidiary” means any subsidiary of the Issuer that meets the definition of “significant subsidiary” in Section 1-02(w) of Regulation S-X.

“Special Mandatory Redemption” has the meaning set forth in Section 4.01 hereof.

“Special Mandatory Redemption Date” has the meaning set forth in Section 4.01 hereof.

“Special Mandatory Redemption Outside Date” has the meaning set forth in Section 4.01 hereof.

“Special Mandatory Redemption Price” has the meaning set forth in Section 4.01 hereof.

“Special Mandatory Redemption Trigger Date” has the meaning set forth in Section 4.01 hereof.

“Special Record Date” has the meanings set forth (i) in Section 2.02, with respect to the 2027 Notes, and (ii) in Section 3.02, with respect to the 2034 Notes.

“Stated Maturity” has the meanings set forth (i) in Section 2.02, with respect to the 2027 Notes, and (ii) in Section 3.02, with respect to the 2034 Notes.

“Subsidiary” means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with the Issuer in accordance with GAAP and (b) of which, in the case of a corporation, more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Issuer or by one or more other subsidiaries, or by the Issuer and one or more of its subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by the Issuer or by one or more of its subsidiaries or by the Issuer and one or more of its subsidiaries.

“Swiss Available Amount” has the meaning set forth in Section 7.02(c) hereof.

“Swiss Guarantor” means AGCO International GmbH, a Swiss limited liability with registered office in Victor von Bruns-Strasse 17, 8212 Neuhausen am Rheinfall, Switzerland and registered with the Commercial Register of the Canton of Schaffhausen under number CHE- 113.744.501.

“Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer; 642.21) together with the related ordinances, regulations and guidelines.

“Swiss Restricted Obligations” has the meaning set forth in Section 7.02(c) hereof.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

ARTICLE 2

5.450% Senior Notes due 2027

SECTION 2.01.      Establishment.

There is hereby established a new series of unsecured senior notes to be issued under the Indenture, to be designated as the Issuer’s 5.450% Senior Notes due 2027 (the “2027 Notes”).

There are to be authenticated and delivered initially $400,000,000 aggregate principal amount of the 2027 Notes (the “Initial 2027 Notes”), and no further 2027 Notes shall be authenticated and delivered except as provided by Section 303, 304, 305, 907 or 1107 of the Original Indenture and the last paragraph of Section 301 thereof.

As provided in Section 301 of the Original Indenture, all 2027 Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of an unlimited aggregate principal amount of additional 2027 Notes (“Additional 2027 Notes”). Any such Additional 2027 Notes will have the same terms as the Initial 2027 Notes (except for the issue date, the public offering price, the initial interest accrual date and initial Interest Payment Date, if applicable).  Any such Additional 2027 Notes may be executed after the date of this First Supplemental Indenture by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Officer’s Certificate specifying the amount of Additional 2027 Notes to be authenticated and the date on which such Additional 2027 Notes are to be authenticated and certifying that all conditions precedent to the issuance of such Additional 2027 Notes contained herein have been complied with and no Default or Event of Default would occur as a result of the issuance of such Additional 2027 Notes, authenticate and deliver said Additional 2027 Notes to or upon an Issuer Order; provided, that Additional 2027 Notes may be issued hereunder only if such Additional 2027 Notes and the Initial 2027 Notes constitute one series for United States federal income tax purposes. The Initial 2027 Notes and any such Additional 2027 Notes, if any, shall constitute one series for all purposes under the Indenture, including, without limitation, amendments, waivers and redemptions.

The 2027 Notes shall be issued in fully registered form without coupons.

The 2027 Notes and the Trustee’s or Authenticating Agent’s certificate of authentication for the 2027 Notes shall be substantially in the form of Exhibit A hereto.

Each 2027 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 2.02.      Payment of Principal and Interest.  Unless earlier redeemed or repurchased, the principal of the 2027 Notes shall be due on March 21, 2027 (the “Stated Maturity”).  The unpaid principal amount of the 2027 Notes shall bear interest at the rate of 5.450% per annum until paid or duly provided for, such interest to accrue from Original Issuance Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the 2027 Notes are registered on the applicable Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date or Repurchase Date as provided herein shall be paid to the Person to whom principal is payable.  Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 2027 Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the 2027 Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2027 Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the 2027 Notes shall include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the 2027 Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date, the Stated Maturity, any Redemption Date or the Change of Control Payment Date with respect to the 2027 Notes is not a Business Day, then the payment of principal, premium, if any, and interest on the 2027 Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Stated Maturity, Redemption Date or Change of Control Payment Date, as the case may be. No interest shall accrue for the period from and after any such Interest Payment Date, Stated Maturity, Redemption Date or Change of Control Payment Date, as the case may be, to the date of such payment.

Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or repurchase of the Series 2027 Notes shall be made upon surrender of the 2027 Notes at the Corporate Trust Office of the Trustee. Payment of principal of, premium, if any, and interest on the 2027 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on 2027 Notes represented by a Global Security shall be made by wire transfer of immediately available funds to a bank account in the United States of America designated by the Holder of such Global Security to the Paying Agent. If any of the 2027 Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or repurchase of such 2027 Notes shall be made at the Corporate Trust Office of the Trustee upon surrender of such 2027 Notes, and (ii) payments of interest shall be made by single wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

SECTION 2.03.      Denominations. The 2027 Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

SECTION 2.04.      Global Securities. The 2027 Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, 2027 Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, 2027 Notes in definitive form.  The Global Securities described in this Article Two may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Subject to the procedures of the Depositary, a Global Security representing the 2027 Notes shall be exchangeable for 2027 Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Issuer that it is unwilling or unable or no longer permitted under applicable law to continue as a Depositary for such Global Security or the Depositary ceases to be eligible under the Indenture to act as Depositary and the Issuer does not appoint a successor Depositary within 90 days of receipt by the Issuer of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and the Issuer does not appoint a successor Depositary within 90 days after the Issuer becomes aware of such cessation, (ii) there shall have occurred and be continuing an Event of Default with respect to the 2027 Notes, or (iii) the Issuer in its sole discretion, and subject to the procedures of the Depositary, directs the Trustee by Issuer Order that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2027 Notes registered in such names as the Depositary shall direct.

Owners of beneficial interests in a Global Security representing the 2027 Notes will not be considered the Holders thereof for any purpose under the Indenture, and the rights of owners of beneficial interests in such a Global Security shall be exercised only through the Depositary.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.05.      Redemption at the Issuer’s Option. Prior to February 21, 2027 (the “2027 Notes Par Call Date”), the Issuer may redeem the 2027 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2027 Notes matured on the 2027 Notes Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but not including, the Redemption Date, and (2) 100% of the principal amount of the 2027 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the 2027 Notes Par Call Date, the Issuer may redeem the 2027 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2027 Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

In the event of redemption of the 2027 Notes in part only, a new 2027 Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof (or through book-entry transfer for Global Securities).

Notice of redemption to each Holder of the 2027 Notes shall be mailed (or, as long as the 2027 Notes are represented by one or more Global Securities, transmitted in accordance with the Applicable Procedures of the Depositary) by the Issuer, or, at the Issuer’s request, by the Trustee, in the manner provided in Section 1104 of the Original Indenture, at least 10 and not more than 60 days prior to the Redemption Date.

Any notice of redemption with respect to any redemption of 2027 Notes occurring prior to the 2027 Notes Par Call Date shall not specify the Redemption Price therefor but only the manner of calculation thereof. The Issuer shall notify the Trustee of the Redemption Price with respect to any redemption of the 2027 Notes occurring before the 2027 Notes Par Call Date promptly after the calculation thereof. The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating said Redemption Price or any component thereof.

If less than all of the 2027 Notes are to be redeemed, no 2027 Notes shall be redeemed in part in an amount less than the minimum authorized denominations for the 2027 Notes. For so long as the 2027 Notes are issued in the form of Global Securities, redemption of the 2027 Notes in part (including the selection of the 2027 Notes to be redeemed) shall be done in accordance with the Applicable Procedures of the Depositary.

The 2027 Notes will not have a sinking fund.

The Issuer and the Guarantors may also from time to time purchase the 2027 Notes in tender offers, open market purchases or negotiated transactions without prior notice to the Holders.

SECTION 2.06.      Paying Agent and Security Registrar. The Trustee shall initially serve as Paying Agent with respect to the 2027 Notes, with the Place of Payment initially being the Corporate Trust Office.

ARTICLE 3

5.800% Senior Notes due 2034

SECTION 3.01. Establishment.

There is hereby established a new series of unsecured senior notes to be issued under the Indenture, to be designated as the Issuer’s 5.800% Senior Notes due 2034 (the “2034 Notes”).

There are to be authenticated and delivered initially $700,000,000 aggregate principal amount of the 2034 Notes (the “Initial 2034 Notes”), and no further 2034 Notes shall be authenticated and delivered except as provided by Section 303, 304, 305, 907 or 1107 of the Original Indenture and the last paragraph of Section 301 thereof.

As provided in Section 301 of the Original Indenture, all 2034 Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of an unlimited aggregate principal amount of additional 2034 Notes (“Additional 2034 Notes”). Any such Additional 2034 Notes will have the same terms as the Initial 2034 Notes (except for the issue date, the public offering price, the initial interest accrual date and initial Interest Payment Date, if applicable).  Any such Additional 2034 Notes may be executed after the date of this First Supplemental Indenture by the Issuer and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of an Officer’s Certificate specifying the amount of Additional 2034 Notes to be authenticated and the date on which such Additional 2034 Notes are to be authenticated and certifying that all conditions precedent to the issuance of such Additional 2034 Notes contained herein have been complied with and no Default or Event of Default would occur as a result of the issuance of such Additional 2034 Notes, authenticate and deliver said Additional 2034 Notes to or upon an Issuer Order; provided, that Additional 2034 Notes may be issued hereunder only if such Additional 2034 Notes and the Initial 2034 Notes constitute one series for United States federal income tax purposes. The Initial 2034 Notes and any such Additional 2034 Notes, if any, shall constitute one series for all purposes under the Indenture, including, without limitation, amendments, waivers and redemptions.

The 2034 Notes shall be issued in fully registered form without coupons.

The 2034 Notes and the Trustee’s or Authenticating Agent’s certificate of authentication for the 2034 Notes shall be substantially in the form of Exhibit B hereto.

Each 2034 Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 3.02.      Payment of Principal and Interest.  Unless earlier redeemed or repurchased, the principal of the 2034 Notes shall be due on March 21, 2034 (the “Stated Maturity”).  The unpaid principal amount of the 2034 Notes shall bear interest at the rate of 5.800% per annum until paid or duly provided for, such interest to accrue from Original Issuance Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person or Persons in whose name the 2034 Notes are registered on the applicable Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date or Repurchase Date as provided herein shall be paid to the Person to whom principal is payable.  Any such interest that is not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the 2034 Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (“Special Record Date”), notice whereof shall be given to Holders of the 2034 Notes not more than 15 days and not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2034 Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the 2034 Notes shall include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the 2034 Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date, the Stated Maturity, any Redemption Date or the Change of Control Payment Date with respect to the 2034 Notes is not a Business Day, then the payment of principal, premium, if any, and interest on the 2034 Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Stated Maturity, Redemption Date or Change of Control Payment Date, as the case may be. No interest shall accrue for the period from and after any such Interest Payment Date, Stated Maturity, Redemption Date or Change of Control Payment Date, as the case may be, to the date of such payment.

Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or repurchase of the Series 2034 Notes shall be made upon surrender of the 2034 Notes at the Corporate Trust Office of the Trustee. Payment of principal of, premium, if any, and interest on the 2034 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payments of principal of, premium, if any, and interest on 2034 Notes represented by a Global Security shall be made by wire transfer of immediately available funds to a bank account in the United States of America designated by the Holder of such Global Security to the Paying Agent. If any of the 2034 Notes are no longer represented by a Global Security, (i) payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or repurchase of such 2034 Notes shall be made at the Corporate Trust Office of the Trustee upon surrender of such 2034 Notes and (ii) payments of interest shall be made by single wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

SECTION 3.03.      Denominations. The 2034 Notes shall be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

SECTION 3.04.      Global Securities. The 2034 Notes shall initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee.  Except under the limited circumstances described below, 2034 Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, 2034 Notes in definitive form.  The Global Securities described in this Article Three may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Subject to the procedures of the Depositary, a Global Security representing the 2034 Notes shall be exchangeable for 2034 Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Issuer that it is unwilling or unable or no longer permitted under applicable law to continue as a Depositary for such Global Security or the Depositary ceases to be eligible under the Indenture to act as Depositary and the Issuer does not appoint a successor Depositary within 90 days of receipt by the Issuer of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and the Issuer does not appoint a successor Depositary within 90 days after the Issuer becomes aware of such cessation, (ii) there shall have occurred and be continuing an Event of Default with respect to the 2034 Notes, or (iii) the Issuer in its sole discretion, and subject to the procedures of the Depositary, directs the Trustee by Issuer Order that such Global Security shall be so exchangeable.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 2034 Notes registered in such names as the Depositary shall direct.

Owners of beneficial interests in a Global Security representing the 2034 Notes will not be considered the Holders thereof for any purpose under the Indenture, and the rights of owners of beneficial interests in such a Global Security shall be exercised only through the Depositary.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 3.05.      Redemption at the Issuer’s Option. Prior to December 21, 2033, (the “2034 Notes Par Call Date”), the Issuer may redeem the 2034 Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2034 Notes matured on the 2034 Notes Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to, but not including, the Redemption Date, and (2) 100% of the principal amount of the 2034 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the 2034 Notes Par Call Date, the Issuer may redeem the 2034 Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the 2034 Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

In the event of redemption of the 2034 Notes in part only, a new 2034 Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof (or through book-entry transfer for Global Securities).

Notice of redemption to each Holder of the 2034 Notes shall be mailed (or, as long as the 2034 Notes are represented by one or more Global Securities, transmitted in accordance with the Applicable Procedures of the Depositary) by the Issuer, or, at the Issuer’s request, by the Trustee, in the manner provided in Section 1104 of the Original Indenture, at least 10 and not more than 60 days prior to the Redemption Date.

Any notice of redemption with respect to any redemption of 2034 Notes occurring prior to the 2034 Notes Par Call Date shall not specify the Redemption Price therefor but only the manner of calculation thereof. The Issuer shall notify the Trustee of the Redemption Price with respect to any redemption of the 2034 Notes occurring before the 2034 Notes Par Call Date promptly after the calculation thereof. The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating said Redemption Price or any component thereof.

If less than all of the 2034 Notes are to be redeemed, no 2034 Notes shall be redeemed in part in an amount less than the minimum authorized denominations for the 2034 Notes. For so long as the 2034 Notes are issued in the form of Global Securities, redemption of the 2034 Notes in part (including the selection of the 2034 Notes to be redeemed) shall be done in accordance with the Applicable Procedures of the Depositary.

The 2034 Notes will not have a sinking fund.

The Issuer and the Guarantors may also from time to time purchase the 2034 Notes in tender offers, open market purchases or negotiated transactions without prior notice to the Holders.

SECTION 3.06.      Paying Agent and Security Registrar. The Trustee shall initially serve as Paying Agent with respect to the 2034 Notes, with the Place of Payment initially being the Corporate Trust Office.

ARTICLE 4
Special Mandatory Redemption

SECTION 4.01.      Special Mandatory Redemption. If (i) the consummation of the Acquisition has not occurred on or prior to the later of (a) June 28, 2024 or (b) such later date to which the Sale and Contribution Agreement as in effect on the Original Issuance Date may be extended in accordance with its terms thereof, any such extension to be set forth in an Officer’s Certificate delivered to the Trustee (such later date, the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the Sale and Contribution Agreement is terminated in accordance with its terms without the consummation of the Acquisition, or (iii) the Issuer otherwise notifies the Trustee that it will not pursue the consummation of the Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Special Mandatory Redemption Outside Date and the date the Sale and Contribution Agreement is terminated without consummation of the Acquisition, the “Special Mandatory Redemption Trigger Date”), the Issuer shall redeem all of the Notes of each series (the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that the Issuer becomes obligated to redeem the Notes of any series pursuant to the Special Mandatory Redemption, the Issuer shall promptly, and in any event not more than five Business Days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which such Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third Business Day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the Trustee to deliver to each Holder of Notes to be redeemed. The Trustee shall then promptly mail or deliver electronically if the Notes are held by a Depositary in accordance with the Applicable Procedures of such Depositary, such notice of Special Mandatory Redemption to each registered holder of Notes to be redeemed at such Holder’s address appearing in the Security Register. Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

Upon the occurrence of the closing of the Acquisition, this Section 4.01 shall terminate and be of no further force and effect.

ARTICLE 5
Additional Covenants

SECTION 5.01.      Limitation on Liens. The Issuer agrees that it will not, nor will it permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Secured Debt upon any Principal Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date hereof or hereafter acquired, without in any such case effectively providing, concurrently with the creation, incurrence, issuance, assumption or guarantee of any such Secured Debt, that the Notes (together with, if the Issuer or the applicable Guarantor shall so determine, any other indebtedness of or guaranteed by the Issuer or such Restricted Subsidiary ranking equally with the Notes or the Guarantees and then existing or thereafter created) shall be secured equally and ratably with or, at the Issuer’s option, prior to such Secured Debt so long as such Secured Debt shall be secured. The term “Secured Debt” means any indebtedness for money borrowed secured by a Lien. The foregoing restrictions shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:

(a)            Liens on any property, shares of stock or indebtedness for borrowed money of any entity existing at the time such entity becomes a Restricted Subsidiary;

(b)            Liens on property or shares of stock existing at the time of the acquisition of such property or stock by the Issuer or a Restricted Subsidiary, or existing as of the Original Issuance Date;

(c)            Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by the Issuer or a Restricted Subsidiary, or to secure any Secured Debt incurred by the Issuer or a Restricted Subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Lien shall not apply to any property theretofore owned by the Issuer or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

(d)            Liens granted in favor of, or for the benefit of, the Issuer or a Restricted Subsidiary;

(e)            Liens on property of an entity existing at the time such entity is merged into or consolidated with the Issuer or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to the Issuer or a Restricted Subsidiary;

(f)            Liens to secure Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to the Issuer’s, or any Restricted Subsidiary’s, interest rate, currency or commodity exposure, and not for speculative purposes;

(g)            easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances on real property which in the aggregate do not materially detract from the value of such property or materially interfere with the ordinary conduct of the business of the Issuer or its Restricted Subsidiaries; and

(h)            Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (g) above; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement (except any amounts committed on the date of this First Supplemental Indenture), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property).

Notwithstanding the foregoing provisions of this Section 5.01, the Issuer and any one or more Restricted Subsidiaries may, without securing the Notes, create, incur, issue, assume or guarantee Secured Debt secured by a Lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Issuer and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under clauses (a) through (h) above), does not at the time exceed 15% of Consolidated Net Tangible Assets of the Issuer as shown on the consolidated financial statements of the Issuer as of the end of the fiscal year preceding the date of determination.

SECTION 5.02.      Limitation on Sale and Lease-Back Transactions. The Issuer shall not, nor shall it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years and (2) leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person with the intention of taking back a lease of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”), unless:

(a)            the Issuer or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.01 of this First Supplemental Indenture, to create, incur, issue, assume or guarantee indebtedness secured by a Lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Notes, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes to be Secured Debt subject to the provisions of Section 5.01 of this First Supplemental Indenture;

(b)            Since the Original Issuance Date and within a period of twelve months before and twelve months after the consummation of the Sale and Leaseback Transaction, the Issuer or any Restricted Subsidiaries, as the case may be, has expended or will expend for the Principal Property an amount equal to: the net proceeds of the Sale and Leaseback Transaction and the Issuer elects to designate such amount as a credit against such Sale and Leaseback Transaction; or a part of the net proceeds of the Sale and Leaseback Transaction and the Issuer elects to designate such amount as a credit against such Sale and Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as described below;

(c)            such Sale and Leaseback Transaction does not come within the exceptions provided in paragraph (a) of this Section 5.02 and the Issuer does not make the election permitted by paragraph (b) of this Section 5.02 hereof or makes such election only as to a part of such net proceeds, in either of which events the Issuer shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under paragraph (b) of this Section 5.02) to the retirement, within 180 days of the effective date of any such arrangement, of indebtedness for borrowed money of the Issuer or any Restricted Subsidiary (other than indebtedness of the Issuer for borrowed money which is subordinated to the Notes) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at the option of the Issuer and pursuant to the terms of this First Supplemental Indenture, such indebtedness may include the Notes); or

(d)            such Sale and Leaseback Transaction is a tax incentive sale and leaseback with a governmental entity where the Issuer or Restricted Subsidiary has the option to purchase the underlying property at the end of the lease for nominal consideration.

SECTION 5.03.      Offer to Repurchase Upon a Change of Control Triggering Event.

(a)            If a Change of Control Triggering Event occurs, unless (1) the Issuer has exercised its right to redeem the applicable series of Notes as described under Section 2.05 or Section 3.05 of this First Supplemental Indenture, as applicable, or (2) the Issuer has become obligated to redeem the Notes of such series as described under Section 4.01 of this First Supplemental Indenture, the Issuer shall make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, or at the Issuer’s option, prior to the date of the Change of Control, but after public announcement thereof, the Issuer shall send notice of such Change of Control Offer by certified mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Security Register with a copy to the Trustee (or, as long as the Notes are represented by one or more Global Securities, transmitted in accordance with the Applicable Procedures of the Depositary), with the following information:

(i)            that a Change of Control Offer is being made pursuant to this Section 5.03, that a Holder may tender its Notes in whole or in part (provided that the untendered portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof), and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(ii)            the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)            that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)            that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)            that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the Paying Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase that are to be withdrawn, if such Notes are certificated, the certificate numbers and CUSIP/ISIN numbers of the withdrawn Notes, the principal amount of such Notes, if any, that remain subject to the Change of Control Offer, and a statement that such Holder is withdrawing such withdrawn Notes and its election to have such withdrawn Notes purchased; and

(vii)            that if the Issuer is purchasing less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

As long as the Notes are represented by one or more Global Securities, beneficial owners shall be required to comply with the Applicable Procedures of the Depositary with respect to the foregoing.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.03, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.03 by virtue thereof.

(b)            On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:

(i)            accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)            prior to 11:00 a.m. (New York time), deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)            deliver, or cause to be delivered, to the Security Registrar for cancellation the Notes so accepted together with an Officer’s Certificate and Opinion of Counsel (in form and substance satisfactory to the Trustee) to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer and confirming compliance with these conditions, which shall operate as sufficient evidence of the satisfaction of the conditions as described above, in which event they will be conclusive and binding on the Holders.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder of a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in the Original Indenture or this First Supplemental Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

(c)            The Issuer shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.03 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

(d)            The Trustee or the Paying Agent or such other entity designated or appointed by the Trustee shall promptly, and in any event within two (2) Business Days after the Change of Control Payment Date, return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the Change of Control Payment amount.

SECTION 5.04.      OFAC. The Issuer covenants that it will not, directly or indirectly, use the proceeds hereof, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target or subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person.

ARTICLE 6
Events of Default

SECTION 6.01.      Amendments to Events of Default.

(a)            With respect to the 2027 Notes only, the text of Section 501(2) of the Original Indenture shall be deleted in its entirety and replaced with the following: “default in the payment of the principal of or premium, if any, on any 2027 Note as and when the same shall become due and payable either at Maturity or in connection with any redemption or repurchase, in each case pursuant to Section 2.05, 4.01 or 5.03 of this First Supplemental Indenture, by acceleration or otherwise; or”

(b)            With respect to the 2034 Notes only, the text of Section 501(2) of the Original Indenture shall be deleted in its entirety and replaced with the following: “default in the payment of the principal of or premium, if any, on any 2034 Note as and when the same shall become due and payable either at Maturity or in connection with any redemption or repurchase, in each case pursuant to Section 3.05, 4.01 or 5.03 of this First Supplemental Indenture, by acceleration or otherwise; or”

(c)            the following additional Event of Default shall apply with respect to the Notes:

“the occurrence under indebtedness of the Issuer or any Significant Subsidiary thereof (including, without limitation, the Guarantors) having an outstanding balance of $150,000,000 or more of (i) an event of default that has caused the holder of such indebtedness to accelerate the maturity of such indebtedness and such indebtedness has not been discharged in full or such acceleration rescinded within 30 days or (ii) the failure to make the principal payment on the final (but not interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days.”

SECTION 6.02.      Inapplicability of Events of Default. The Event of Default specified in clause (3) of Section 501 of the Original Indenture shall not apply to the Notes.

ARTICLE 7
Guarantees

SECTION 7.01. Guarantees.

(a)            For value received, subject to Section 7.04, each of the Guarantors hereby fully, irrevocably, unconditionally and absolutely guarantees (to the fullest extent permitted by applicable law and the specific limitations set forth in Section 7.02), jointly and severally, to the Holders and to the Trustee the due and punctual payment of principal of, premium, if any, and interest on each series of the Notes, and all other monetary obligations of the Issuer under the Indenture with respect to each series of the Notes (collectively, the “Guaranteed Obligations”), when and as the same shall become due and payable, whether at Stated Maturity, upon redemption or repurchase or by declaration of acceleration or otherwise, according to the terms of each series of the Notes and the Indenture. The guarantees by the Guarantors set forth in this are referred to herein as the “Guarantees.”

(b)            Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, each Guarantor will be obligated (to the fullest extent permitted by applicable law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise, except to the extent required by applicable law). The Guarantees hereunder are intended to be a general, unsecured, senior obligation of each Guarantor and will rank equally in right of payment with all unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantees of such Guarantor. Each Guarantor hereby agrees that, to the fullest extent permitted by applicable law, subject to Section 7.04 and the specific limitations set forth in SectionSECTION 7.02 hereof, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of such Notes, the Guarantees or the Indenture, the absence of any action to enforce the same, any waiver or consent by any such Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby agrees that in the event of a default in payment of any Guaranteed Obligations, whether at the Stated Maturity, upon redemption or repurchase or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of such Holders or, subject to Section 507 of the Original Indenture, by such Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Guarantees without first proceeding against the Issuer.

(c)            To the fullest extent permitted by applicable law and the specific limitations set forth in Section 7.02, and subject to Section 7.04 hereof, the obligations of each Guarantor under this Article Seven shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Issuer or any Guarantor contained in any of such Notes or the Indenture, (ii) any impairment, modification, release or limitation of the liability of the Issuer, any Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Trustee or any such Holder of any rights or remedies under any of such Notes or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of such Notes, including all or any part of the rights of the Issuer or any Guarantor under the Indenture, (v) the extension of the time for payment by the Issuer or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of such Notes or the Indenture or of the time for performance by the Issuer or any Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuer or any Guarantor set forth in the Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of, or other similar proceeding affecting, the Issuer or any Guarantor or any of their respective assets, or the disaffirmance of any of such Notes, the Guarantees or the Indenture in any such proceeding, (viii) the release or discharge of the Issuer or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of such Notes, the Guarantees or the Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Issuer or any Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any Guarantor.

(d)            To the fullest extent permitted by applicable law and the specific limitations set forth in Section 7.02, each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuer or such Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantees will not be discharged except by complete performance of the Guarantees. To the fullest extent permitted by applicable law, each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantees is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of any Guarantor, such Guarantees shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e)            Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Issuer in respect of any amounts paid by such Guarantor pursuant to the provisions of the Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of such Notes until all of such Notes and the Guarantees shall have been indefeasibly paid in full or discharged.

(f)            To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Seven and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article Seven shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of such Notes pursuant to Article Five of the Original Indenture or to pursue any rights or remedies under the Indenture or under applicable law.

SECTION 7.02. Limitation of Liability.

(a)            Generally.

Each Guarantor and the Trustee hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor shall not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantees. To effectuate the foregoing intention, the Trustee and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the other Guarantor in respect of the obligations of such other Guarantor under this Article Seven, result in the obligations of such Guarantor under its Guarantees not constituting a fraudulent transfer or conveyance.

(b)            Dutch Guarantor.

The obligations of the Dutch Guarantor or any obligor which is a subsidiary of the Dutch Guarantor, expressed to be assumed under this First Supplemental Indenture shall exclude, and shall not be or be construed as, any guarantee, indemnity, security or other obligation of such obligor, to the extent that this would:

(i)            constitute unlawful financial assistance within the meaning of Section 2:98c of the Dutch Civil Code (Burgerlijk Wetboek) or any other applicable financial assistance rules of any relevant jurisdiction; or

(ii)            as regards the Dutch Guarantor only, constitute ultra vires within the meaning of Section 2:7 of the Dutch Civil Code.

For the purpose of this Section 7.02(b), the term “subsidiary” shall have the meaning as provided in Section 2:24a of the Dutch Civil Code (Burgerlijk Wetboek).

(c)            Swiss Guarantor.

If and to the extent obligations assumed by the Swiss Guarantor under the Indenture (in particular under the guarantee and indemnity provided for in Section 7.01 (Guarantee)) or any other document related to the Indenture guarantee or secure obligations of its affiliates other than its (direct or indirect) subsidiaries and if complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend ((verdeckte) Gewinnausschüttung) by the Swiss Guarantor or would otherwise be restricted under then applicable Swiss law (the “Swiss Restricted Obligations”), the aggregate liability of the Swiss Guarantor for Swiss Restricted Obligations shall be limited at such time to the amount of unrestricted equity capital available for distribution as dividends to the shareholders or quotaholders, respectively, of the Swiss Guarantor presently being the total shareholder equity less the total of (i) the aggregate share capital and (ii) statutory reserves, to the extent such reserves cannot be transferred into unrestricted, distributable reserves and taking into account (by way of deducting) any upstream or cross-stream loans not granted on arm’s length terms (the “Swiss Available Amount”). The Swiss Available Amount shall be determined on the basis of an audited interim balance sheet of the Swiss Guarantor provided that (1) this limitation shall only apply to the extent it is a requirement under applicable Swiss law at the time the Swiss Guarantor is required to perform under the Swiss Restricted Obligations, and (2) such limitation shall not free the Swiss Guarantor from its obligations in excess of the Swiss Available Amount, but merely postpone the performance date therefore until such times as performance is again permitted.

In respect of Swiss Restricted Obligations, the Swiss Guarantor shall:

(i)            if and to the extent required by applicable law in force at the relevant time (A) subject to any applicable double taxation treaty, deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time) from any payment made by it in respect of Swiss Restricted Obligations; and (B) pay any such deduction to the Swiss Federal Tax Administration;

(ii)            notify the Trustee that such deduction has been made and on request provide the Trustee with evidence that such a deduction has been paid to the Swiss Federal Tax Administration.

If and to the extent requested by the Trustee and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Trustee and the Holders to obtain a maximum benefit under this Guarantee, the Swiss Guarantor shall, and any holding company of the Swiss Guarantor being a party to this Indenture shall procure that the Swiss Guarantor will, promptly implement all such measures and/or to promptly procure the fulfillment of all prerequisites allowing it to promptly make the requested payment(s) hereunder from time to time, including the following:

(i)            preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(ii)            confirmation of the auditors of the Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits;

(iii)            approval by a quotaholders’ meeting of the Swiss Guarantor of the (resulting) profit distribution;

(iv)            if the enforcement of Swiss Restricted Obligations would be limited due to the effects referred to in this Section 7.02(c), then the Swiss Guarantor shall, to the extent permitted by applicable law, write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig) and/or convert restricted reserves into freely available reserves (to the extent permissible under applicable laws); and

(v)            all such other measures necessary or useful to allow the Swiss Guarantor to make the payments and perform the obligations agreed hereunder with a minimum of limitations.

SECTION 7.03.      No Requirement to Endorse Notation of Guarantor. Each Guarantor hereby agrees that its execution and delivery of this First Supplemental Indenture and the provisions set forth in this Article Seven shall evidence its Guarantee without the need for notation on any of the Notes.

SECTION 7.04. Release of Guarantor.

(a)            Notwithstanding anything to the contrary in this Article Seven, if a Guarantor (i) shall cease to be a Subsidiary of the Issuer as a result of the sale or other disposition of capital stock or other ownership interests of such Guarantor, or (ii) there is a sale of all or substantially all of the assets of a Guarantor to a Person that is not a Subsidiary of the Issuer, then, if no Default or Event of Default shall have occurred and be continuing as a result of such sale or other disposition, such Guarantor, upon giving written notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under the Indenture, and the Guarantees shall be of no further force or effect with respect to such Guarantor. Following the receipt by the Trustee of any such notice, the Issuer shall cause the Indenture to be amended as provided in Section 901 of the Original Indenture; provided, however, that the failure to so amend the Indenture shall not affect the validity of the termination of the Guarantees with respect to such Guarantor.

(b)            In addition, upon (i) the exercise of the legal defeasance or covenant defeasance option the satisfaction and discharge of the Indenture as provided in Articles Fourteen and Four, respectively, of the Original Indenture with respect to a series of Notes or (ii) a series of Notes ceasing to be Outstanding, each of the Guarantors shall be deemed to be released from all its obligations under the Indenture with respect to such series of Notes and the Guarantees of such series of Notes shall be of no further force or effect.

SECTION 7.05.      Benefits Acknowledged. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and from the Guarantees under this First Supplemental Indenture.

ARTICLE 8
Miscellaneous Provisions

SECTION 8.01.      Recitals by Company. The recitals in this First Supplemental Indenture are made by the Issuer and the Guarantors only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 8.02.      Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 8.03.      Executed in Counterparts. This First Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

SECTION 8.04.      Governing Law; Jurisdiction. This First Supplemental Indenture, the Notes and the Guarantees shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws. This Indenture, the Notes and the Guarantees are subject to the provisions of the Trust Indenture Act that are required to be part of the Notes and shall, to the extent applicable, be governed by such provisions.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

As provided in Section 1616 of the Original Indenture, any suit, action or proceeding against the Issuer or any Guarantor or their respective properties, assets or revenues with respect to this First Supplemental Indenture, the Notes or the Guarantees (a “Related Proceeding”) may be brought in any state or federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

AGCO CORPORATION, as Issuer,

/s/ Damon Audia
Damon Audia
Senior Vice President & Chief Financial Officer

AGCO INTERNATIONAL HOLDINGS B.V., as a Guarantor

/s/ Roger N. Batkin
Roger N. Batkin
Managing Director

/s/ Adam C. Frost
Adam C. Frost
Managing Director

AGCO INTERNATIONAL GMBH, as a Guarantor

/s/ Frederic Devienne
Frederic Devienne
Managing Officer

MASSEY FERGUSON CORP., as a Guarantor

/s/ Todd A. Wear
Todd A. Wear
President

THE GSI GROUP, LLC, as a Guarantor

/s/ Robert Crain
Robert Crain
President and Chief Executive Officer

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

/s/ Oneaka Hendricks
Oneaka Hendricks
Vice President

EXHIBIT A

FORM OF SERIES 2027 NOTE

[If a Global Security, insert-UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If a Global Security, insert-TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

AGCO CORPORATION

5.450% SENIOR NOTE DUE 2027

NO.____	CUSIP NO. 001084AR3

AGCO Corporation, a Delaware corporation (the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of ___________________________DOLLARS ($___________) on March 21, 2027 (the “Stated Maturity”), and to pay interest thereon from March 21, 2024 (the “Original Issuance Date”), or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 21 and September 21 of each year (each, an “Interest Payment Date”), commencing on September 21, 2024, at the rate of 5.450% per annum until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. Interest payments for this Note (the “Note”) shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which regular record date (each a “Regular Record Date”) shall be March 6 or September 6 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. A “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or repurchase of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. Payment of principal of, premium, if any, and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

[If a Global Security – insert - Payments of principal of, premium, if any, and interest on this Note shall be made by wire transfer of immediately available funds to a bank account in the United States of America designated by the Holder to the Paying Agent].

[If a not Global Security – insert - Payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or repurchase of this Note shall be made at the office of the Corporate Trust Office of the Trustee upon surrender of this Note. Payments of interest (other than interest due at the Stated Maturity or earlier redemption or repurchase of this Note) shall be made by single wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.]

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

AGCO CORPORATION

Title:

Attest:

Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Reverse Side of Note)

This security is one of a duly authorized issue of Senior Notes of the Issuer (the “Senior Notes”), issued and to be issued in one or more series under a Senior Note Indenture, dated as of March 21, 2024 (the “Original Indenture”), among the Issuer, AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp. and The GSI Group, LLC (the “Guarantors”) and HSBC Bank USA, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented, including by the First Supplemental Indenture thereto, dated March 21, 2024 (the “First Supplemental Indenture”) among the Issuer, the Guarantors and the Trustee (such Original Indenture, as so amended and supplemented being referred to herein as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. The Senior Notes of this series are referred to herein as the “Notes.”

All capitalized terms used but not otherwise defined in this Note shall have the meanings set forth in the Indenture.

On or after February 21, 2027 (the “Par Call Date”), the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Prior to the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to, but not including, the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating said Redemption Price or any component thereof.

Notice of any redemption will be mailed (or otherwise transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

If (i) the consummation of the Acquisition does not occur on or before the Special Mandatory Redemption Outside Date, (ii) prior to the Special Mandatory Redemption Outside Date, the Sale and Contribution Agreement is terminated without consummation of the Acquisition or (iii) the Issuer otherwise notifies the Trustee of the Notes that the Issuer will not pursue the consummation of the Acquisition, the Issuer will be required to redeem the Notes in whole, at a Special Mandatory Redemption price, equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required, unless it has given written notice with respect to a redemption of the Notes, within a specified period, to make an offer to purchase all of the Notes at a price equal to 101% of the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date, subject to the right of holder of this Notes of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Note or (2) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to the terms of the Indenture, the Guarantors fully, irrevocably, unconditionally and absolutely guarantee (to the fullest extent permitted by applicable law), jointly and severally, the due and punctual payment of principal of, premium, if any, and interest on the Notes, and all other monetary obligations of the Issuer under the Indenture with respect to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Guarantors and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any action or proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity or security (or both), satisfactory to the Trustee in its sole discretion, against costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity or security (or both). The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert-This Global Security or portion hereof may not be exchanged for definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If not a Global Security, insert - As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Issuer. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York. The Notes are subject to the provisions of the Trust Indenture Act that are required to be part of the Notes and shall, to the extent applicable, be governed by such provisions. As provided in Section 8.04 of the First Supplemental Indenture and Section 1616 of the Original Indenture, any suit, action or proceeding against the Issuer or any Guarantor or their respective properties, assets or revenues with respect to the Indenture, this Note or the Guarantees (a “Related Proceeding”) may be brought in any state or federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
					(Cust)		(Minor)
TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used

though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

FORM OF SERIES 2034 NOTE

[If a Global Security, insert-UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If a Global Security, insert-TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

AGCO CORPORATION

5.800% SENIOR NOTE DUE 2034

NO.____            CUSIP NO. 001084AS1

AGCO Corporation, a Delaware corporation (the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of ___________________________DOLLARS ($___________) on March 21, 2034 (the “Stated Maturity”), and to pay interest thereon from March 21, 2024 (the “Original Issuance Date”), or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 21 and September 21 of each year (each, an “Interest Payment Date”), commencing on September 21, 2024, at the rate of 5.800% per annum until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. Interest payments for this Note (the “Note”) shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which regular record date (each a “Regular Record Date”) shall be March 6 or September 6 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. A “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or repurchase of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. Payment of principal of, premium, if any, and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

[If a Global Security – insert - Payments of principal of, premium, if any, and interest on this Note shall be made by wire transfer of immediately available funds to a bank account in the United States of America designated by the Holder to the Paying Agent].

[If a not Global Security – insert - Payments of principal, premium, if any, and interest due at the Stated Maturity or earlier redemption or repurchase of this Note shall be made at the office of the Corporate Trust Office of the Trustee upon surrender of this Note. Payments of interest (other than interest due at the Stated Maturity or earlier redemption or repurchase of this Note) shall be made, at the option of the Issuer by (A) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (B) wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.]

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

AGCO CORPORATION

Title:

Attest:

Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Reverse Side of Note)

This security is one of a duly authorized issue of Senior Notes of the Issuer (the “Senior Notes”), issued and to be issued in one or more series under a Senior Note Indenture, dated as of March 21, 2024 (the “Original Indenture”), among the Issuer, AGCO International Holdings B.V., AGCO International GmbH, Massey Ferguson Corp. and The GSI Group, LLC (the “Guarantors”) and HSBC Bank USA, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented, including by the First Supplemental Indenture thereto, dated March 21, 2024 (the “First Supplemental Indenture”) among the Issuer, the Guarantors and the Trustee (such Original Indenture, as so amended and supplemented being referred to herein as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. The Senior Notes of this series are referred to herein as the “Notes.”

All capitalized terms used but not otherwise defined in this Note shall have the meanings set forth in the Indenture.

On or after December 21, 2033 (the “Par Call Date”), the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Prior to the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to, but not including, the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating said Redemption Price or any component thereof.

Notice of any redemption will be mailed (or otherwise transmitted in accordance with the Depositary’s standard procedures therefor) at least 10 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

If (i) the consummation of the Acquisition does not occur on or before the Special Mandatory Redemption Outside Date, (ii) prior to the Special Mandatory Redemption Outside Date, the Sale and Contribution Agreement is terminated without consummation of the Acquisition or (iii) the Issuer otherwise notifies the Trustee of the Notes that the Issuer will not pursue the consummation of the Acquisition, the Issuer will be required to redeem the Notes in whole, at a Special Mandatory Redemption price, equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. Unless the Issuer defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.

Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required, unless it has given written notice with respect to a redemption of the Notes, within a specified period, to make an offer to purchase all of the Notes at a price equal to 101% of the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date, subject to the right of holder of this Notes of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Note or (2) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Subject to the terms of the Indenture, the Guarantors fully, irrevocably, unconditionally and absolutely guarantee (to the fullest extent permitted by applicable law), jointly and severally, the due and punctual payment of principal of, premium, if any, and interest on the Notes, and all other monetary obligations of the Issuer under the Indenture with respect to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Guarantors and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any action or proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity or security (or both), satisfactory to the Trustee in its sole discretion, against costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity or security (or both). The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert-This Global Security or portion hereof may not be exchanged for definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If not a Global Security, insert - As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Issuer. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York. The Notes are subject to the provisions of the Trust Indenture Act that are required to be part of the Notes and shall, to the extent applicable, be governed by such provisions. As provided in Section 8.04 of the First Supplemental Indenture and Section 1616 of the Original Indenture, any suit, action or proceeding against the Issuer or any Guarantor or their respective properties, assets or revenues with respect to the Indenture, this Note or the Guarantees (a “Related Proceeding”) may be brought in any state or federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such Related Proceeding may elect in its sole discretion.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian
					(Cust)		(Minor)
TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used

though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

B-10